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                                                                    Exhibit 99.1

                         CC MASTER CREDIT CARD TRUST II

                     Excess Spread Analysis - December 2001

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 Series                                   1995-A             1995-C             1996-A              1996-C             1998-A
 Deal Size                                $400 MM            $400 MM          $407.25 MM          $271.50 MM           $600 MM
 Expected Maturity                        08/15/02           02/18/03           11/15/01            02/16/04           09/15/03
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

  Yield                                   20.39%             20.39%             20.39%              20.39%             20.39%
  Less:           Coupon                  2.15%              2.17%               2.90%              2.13%              2.16%
                  Servicing Fee           1.50%              1.50%               1.50%              1.50%              1.50%
                  Net Credit Losses       8.40%              8.40%               8.40%              8.40%              8.40%

  Excess Spread:

                  December-01             8.33%              8.32%               7.59%              8.36%              8.33%
                  November-01             9.03%              9.02%               7.33%              9.05%              9.02%
                  October-01              8.41%              8.39%               8.76%              8.43%              8.40%
  Three month Average Excess Spread       8.59%              8.58%               7.89%              8.61%              8.58%


  Delinquency:

                  30 to 59 days           2.48%              2.48%               2.48%              2.48%              2.48%
                  60 to 89 days           1.79%              1.79%               1.79%              1.79%              1.79%
                  90 + days               3.19%              3.19%               3.19%              3.19%              3.19%
                  Total                   7.47%              7.47%               7.47%              7.47%              7.47%

  Payment Rate                            12.57%             12.57%             12.57%              12.57%             12.57%

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